UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

Hillman Solutions Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39609	85-2096734
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
1280 Kemper Meadows Drive
Cincinnati, Ohio 45240
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLMN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 16, 2025, Hillman Solutions Corp. (the “Company”) and Scott C. Ride, President of Hillman Canada, entered into a separation letter agreement (the "Separation Agreement") in connection with his upcoming departure from the Company on September 29, 2025. Mr. Ride's departure was previously disclosed on a Form 8-K filed by the Company on August 29, 2025.

Under the Separation Agreement, Mr.Ride will receive certain benefits in exchange for agreeing to certain non-compete, non-solicitation, and restrictive covenants and a waiver and general release of all claims in favor of the Company and its affiliates. The benefits provided under the Separation Agreement are in lieu of any benefits under Mr. Ride's employment agreement.

Mr. Ride will receive the following benefits, among others, under the Separation Agreement:

•a lump sum payment of CAD$68,081, representing Mr. Ride's entitlement to statutory severance pay in lieu of notice of termination under Ontario law;
•base salary continuation, payable over a sixteen month period, in lieu of any statutory severance pay, in an aggregate amount of CAD$590,035;
•continuation and payment of Mr. Ride's health and dental benefits over an eighteen month period;
•a lump sum payment of CAD$165,947, representing Mr. Ride's prorated bonus earned at 100% target for the fiscal year 2025, payable in 2026 at the same time senior executives of the Company receive their bonus;
•a lump sum payment of CAD$193,605.35, representing Mr. Ride's entitlement to a termination bonus under his employment agreement, payable in 2026 at the same time senior executives of the Company receive their bonus
•a lump sum payment of CAD$35,305.48, representing 6% of Mr. Ride's last two years bonus payments;
•modification of certain of Mr. Ride's unvested RSUs to allow for continued vesting of the same over the eighteen months following his termination date, notwithstanding the cessation of employment, all as set forth in more detail in Schedule A of the Separation Agreement;
•modification of certain of Mr. Ride's unvested stock options to allow for continued vesting of the same over the eighteen months following his termination date, notwithstanding the cessation of employment, all as set forth in more detail in Schedule A of the Separation Agreement; provided that such options must be exercised within a three month time period following their applicable vesting dates; and
•payment by the Company of the remaining lease payments on the Company vehicle used by Mr. Ride, and the transfer by the Company to Mr. Ride of the right of use of the vehicle to Mr. Ride for the remaining lease term.

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Separation Agreement. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

10.1    Separation Agreement, dated September 16, 2025, by and between the Company and Scott C. Ride.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2025	Hillman Solutions Corp.

	By:	/s/ Robert O. Kraft
	Name:	Robert O. Kraft
	Title:	Chief Financial Officer